Exhibit 21.1

Subsidiaries of Navigant International, Inc.

Entity
1.	AQUA Software Products, Inc., a California corporation
2.	Associated Travel Services of Texas, Inc., a California corporation
3.	Associated Travel Services of Texas, Ltd., a Texas limited partnership
4.	Atlas Travel GP, Inc., a Texas corporation
5.	Atlas Travel Services Corp., a Delaware corporation
6.	Birth Investments Limited, an Australian company
7.	Cornerstone Enterprises, Inc., a Massachusetts corporation
8.	Envision Vacations Canada, Inc., an Ontario corporation
9.	Incentive Connections, Inc., a New Jersey corporation
10.	International Travel Consultants N.V., incorporated in Belgium
11.	Marine & Oilfield Travel Logistics, LP, a Texas limited partnership
12.	Maple Leaf Collection, Inc., an Ontario corporation
13.	Navigant Australia Pty Ltd, an Australian company, fka SYNERGI Travel Australia Pty Limited
14.	Navigant Cruise Center, Inc., a Delaware corporation
15.	Navigant New Zealand Limited, a New Zealand company, fka SYNERGI Travel New Zealand Limited
16.	Navigant International/Brazil Ltda., a Brazilian limited liability company fka K.R. Agencia de Viagens Ltda.
17.	Navigant International/Canada, Inc., an Ontario corporation
18.	Navigant International/Deutschland GmbH, a German limited liability company
19.	Navigant International/East, Inc., a Connecticut corporation fka Navigant International/Northeast, Inc.
20.	Navigant International/France, a French société anonyme, fka Trascap Voyages
21.	Navigant International Funding Corporation, a Nevada corporation
22.	Navigant International Holdings Australia Pty Limited, an Australian company
23.	Navigant International Holdings Belgium, a Belgian private limited liability company
24.	Navigant International Holdings New Zealand, a New Zealand company
25.	Navigant International/North Central, Inc., an Illinois corporation fka Arrington Travel Center, Inc.
26.	Navigant International/Rocky Mountain, Inc., a Colorado corporation fka Professional Travel Corporation
27.	Navigant International/South Central, L.P., a Texas limited partnership fka Atlas Travel Services, L.P.
28.	Navigant International/UK Holdings, Inc., a Delaware corporation
29.	Navigant International/United Kingdom Limited, incorporated in England and Wales
30.	Navigant International/West, LLC, a Delaware limited liability company fka Navigant International/Southwest, LLC
31.	Navigant UK Limited, incorporated in England and Wales
32.	Scheduled Airlines Traffic Offices, Inc., a Delaware corporation
33.	SatoTravel England Limited, incorporated in England and Wales
34.	SatoTravel srl, incorporated in Italy
35.	TQ3 Travel Solutions, GmbH
36.	Traveller Profiles, a New Zealand company

Affiliates:

ATTI General Partnership, a Georgia general partnership (50% interest through Navigant International/West, LLC, fka Navigant International/Southwest LLC)